Exhibit 20.2

ARRAN FUNDING LIMITED - SERIES 05-B

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                   ARRAN2005

Arran Funding Limited - Series:            05-B

ABS - Credit Card - Bank, Closing Date:    December 15, 2005

As at:                                       January 16, 2007

                      RATING (S&P/Moodys/Fitch)       POOLFACTOR        PAY       NEXT PAY                      COUPON
TRANCHE    CURRENCY    ORIGINAL        CURRENT    ORIGINAL  CURRENT  FREQUENCY      DATE              BASIS                CURRENT
------------------------------------------------------------------------------------------------------------------------------------
Class A1     USD    AAA /Aaa/AAA    AAA /Aaa/AAA    100%      100%   Quarterly    15 Mar 2007 3 Mth $ LIBOR       + 0.05%  5.41000%
Class A2     EUR    AAA /Aaa/AAA    AAA /Aaa/AAA    100%      100%    Monthly     15 Feb 2007 1 Mth EURIBOR       + 0.09%  3.74300%
Class A3     GBP    AAA /Aaa/AAA    AAA /Aaa/AAA    100%      100%   Quarterly    15 Mar 2007 3 Mth (pound) LIBOR + 0.09%  5.38563%
Class B3     GBP       A/A1/A          A/A1/A       100%      100%   Quarterly    15 Mar 2007 3 Mth (pound) LIBOR + 0.26%  5.55563%
Class C1     USD    BBB/Baa2/NR     BBB/Baa2/NR     100%      100%   Quarterly    15 Mar 2007 3 Mth $ LIBOR       + 0.40%  5.76000%
Class C3     GBP    BBB/Baa2/NR     BBB/Baa2/NR     100%      100%   Quarterly    15 Mar 2007 3 Mth (pound) LIBOR + 0.46%  5.75563%

           Scheduled start of Controlled Accumulation Period:      1 June, 2009
           Expected maturity:                                      15 December, 2010
           Legal final maturity:                                   15 December, 2012
           Structure:                                              Sr/sub Seq Pay
           Tax Election:                                           Debt
           Amort. Type:                                            Soft Bullet
           Transferors:                                            The Royal Bank of Scotland plc / National Westminster Bank plc
           Originators:                                            The Royal Bank of Scotland plc / National Westminster Bank plc
           Servicer:                                               RBS Cards, a division of The Royal Bank of Scotland plc
           Trustee:                                                Bank of New York (The)
           Underwriter:                                            The Royal Bank of Scotland plc


Pool Performance

Month end         Gross       Expense      Gross Charge        Excess        Excess      Transferor Interest
                 Yield (%)    Rate (%)     Off Rate (%)       Spread (%)    Spread (%)          %              Min %
                                                                          Roll 1/4 Ave
Dec 31, 2006      19.19%       6.46%             7.34%          5.39%             5.78%        41.40%             6%
Nov 30, 2006      19.49%       6.00%             7.62%          5.87%             5.41%        40.72%             6%
Oct 31, 2006      20.51%       5.79%             8.66%          6.06%             5.24%        41.87%             6%
Sep 30, 2006      17.88%       5.93%             7.67%          4.28%             5.29%        38.17%             6%
Aug 31, 2006      19.12%       5.92%             7.81%          5.39%             6.08%        38.88%             6%
Jul 31, 2006      18.33%       5.33%             6.81%          6.19%             6.51%        39.76%             6%

The Excess Spread (%) for the Month Ended 31st October, 2006 has been revised following further reconciliation by the Servicer since 15th December, 2006 and accordingly differs from the 5.99% reported in the Monthly Servicer's Report issued by Arran Funding Limited in respect of the 15th December, 2006 Distribution Date.

The Excess Spread (%) Roll 1/4 Ave has been calculated based on the amounts set forth in this Monthly Servicer's Report under Excess Spread (%).

Delinquencies (Principal receivables which are 30 days or more past due)

                                    (% Pool)
               --------------------------------------------------
Month end       30-59 days   60-89 days   90-179 days  180+ days     Total
---------       ----------   ----------   -----------  ---------     -----

Dec 31, 2006      1.20%         0.97%         2.36%       3.57%       8.09%
Nov 30, 2006      1.24%         0.96%         2.40%       3.56%       8.16%
Oct 31, 2006      1.24%         0.95%         2.39%       3.48%       8.05%
Sep 30, 2006      1.26%         1.01%         2.43%       3.63%       8.34%
Aug 31, 2006      1.28%         0.98%         2.47%       3.50%       8.23%
Jul 31, 2006      1.28%         0.96%         2.48%       3.44%       8.16%

Payment Rate

                      Payments                                Pool balance
               ---------------------------                    ------------
Month End      Total ((pound)000)  Rate (%)                   (pound)000

Dec 31, 2006       1,103,209        22.21%                     5,026,446
Nov 30, 2006       1,200,831        23.71%                     4,967,182
Oct 31, 2006       1,138,033        23.88%                     5,063,743
Sep 30, 2006       1,033,824        21.48%                     4,764,939
Aug 31, 2006       1,141,613        23.38%                     4,812,820
Jul 31, 2006       1,099,658        22.39%                     4,883,405

Average Actual Balance:                         (pound) 1,028

Number of Accounts:                                 4,888,816

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 16th day of January, 2007.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Patrick Neville
Title: Director, Finance, Cards Business